 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 31, 2012
Date of report (date of earliest event reported)

Medley Capital Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-35040	27-4576073
(Commission File Number)	(IRS Employer Identification No.)

375 Park Avenue, 33rd Floor

New York, NY

(Address of Principal Executive Offices)  (Zip Code)

(212) 759-0777

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

Additional Commitment for Credit Facility

On August 31, 2012, Medley Capital Corporation (the “Company”) entered into a $55,000,000 Senior Secured Term Loan Credit Agreement (the “Term Loan Agreement”) and an amendment to its existing secured syndicated revolving credit facility pursuant to an Amendment No. 1 (the “ING Credit Agreement Amendment”) to the Senior Secured Revolving Credit Agreement dated August 4, 2011 (the “ING Credit Agreement” and together with the ING Credit Agreement Amendment, the “Amended ING Facility”), each with certain lenders party thereto from time to time and ING Capital LLC, as administrative agent.

The combined Term Loan Agreement and Amended ING Facility (the “Facilities”) increase the Company’s current financing capacity by $62.5 million to $187.5 million and provides for an aggregate accordion feature permitting subsequent increases to the Facilities up to an aggregate maximum amount of $300 million. Financing available under the Amended ING Facility was increased from $125 million to $132.5 million and the revolving period was extended from August 2014 to August 2015, followed by a one-year amortization period and a final maturity in August 2016. Pricing on the Amended ING Facility was reduced to LIBOR plus 3.75%, with no floor. The Amended ING Facility also provides for a step down in pricing to LIBOR plus 3.25% if the Company’s net asset value (as defined and determined pursuant to the Amended ING Facility) exceeds $350 million. The Term Loan has a bullet maturity in August 2017, bears interest at LIBOR plus 4.00%, with no floor and has substantially similar terms to the Amended ING Facility.

Borrowings under the Facilities are subject to, among other things, a minimum borrowing/collateral base. Substantially all of the Company’s assets are pledged as collateral under the Facilities. The Facilities require the Company to, among other things (i) make representations and warranties regarding the collateral as well the Company’s business and operations, (ii) agree to certain indemnification obligations, and (iii) agree to comply with various affirmative and negative covenants. The documents for each of the Facilities also include default provisions such as the failure to make timely payments under the Facilities, the occurrence of a change in control, and the failure by the Company to materially perform under the operative agreements governing the Facilities, which, if not complied with, could accelerate repayment under the Facilities, thereby materially and adversely affecting the Company’s liquidity, financial condition and results of operations.

The foregoing description of the Amended ING Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended ING Facility attached hereto as Exhibit 10.1.

The foregoing description of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Agreement attached hereto as Exhibit 10.2.

On September 4, 2012, the Company issued a press release regarding the matters described herein, which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 2.03.         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

ITEM 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to the Senior Secured Revolving Credit Agreement among the Company as borrower, the Lenders party thereto, and ING Capital LLC, as Administrative Agent, dated August 31, 2012.

10.2	Senior Secured Term Loan Credit Agreement among the Company as borrower, the Lenders party thereto, and ING Capital LLC, as Administrative Agent, dated, dated August 31, 2012.

99.1	Press release, dated September 4, 2012.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDLEY CAPITAL CORPORATION

Date: August 31, 2012	/s/ Richard T. Allorto, Jr.
Name: Richard T. Allorto, Jr.
Title: Chief Financial Officer